UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2009

MERISEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	01-17156	95-4172359
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer identification No.)

	127 W. 30th Street, 5th Floor	10001
	New York, NY	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (212) 594-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  On June 29, 2009, Merisel, Inc. (the “Company”) entered into Amendment #3 to the Employment Agreement (the “Amendment #3”), amending certain terms of the Employment Agreement, dated as of November 22, 2004 by and between Donald R. Uzzi and the Company (the “Original Employment Agreement”), as amended on March 3, 2006 (the “Amendment”) and on January 18, 2008 (the “Amendment #2” and, together, with the Original Employment Agreement and the Amendment, the “Agreement”).  The Compensation Committee of the Company’s Board of Directors and the Board of Directors (the “Board”) approved Amendment #3.

Under the terms of the Agreement, Mr. Uzzi, the Company’s Chairman, President and Chief Executive Officer, was eligible to receive a discretionary annual bonus payment (“Annual Bonus”) based on criteria as determined by the Board or Compensation Committee, including achievement of the Company’s forecasted EBITDA for the year in which the Annual Payment was awarded.  The terms of Amendment #3  eliminate the EBITDA provision and provide that the Annual Bonus will continue to be based on criteria set by the Board or the Compensation Committee, but provide that such criteria may include a combination of the achievement by the Company of specified financial performance goals as well as achievement by Mr. Uzzi of specified performance targets.  The decision as to whether to award an Annual Bonus continues to be within the sole discretion of the Board or the Compensation Committee.

Additionally, Amendment #3 modifies the Company’s severance obligations to Mr. Uzzi in the event of termination without Cause prior to the expiration of the Term, and termination without Cause or resignation for Good Reason following a Change in Control (each term as defined in the Agreement) to provide for a lump sum payment equal to his base salary for 12 months, rather than 24 months, as previously set forth in the Agreement.  Amendment #3 also adds a provision which entitles Mr. Uzzi to a 12-month severance payment in the event his employment is not renewed by the Company, as set forth in the Agreement.

Finally, under the terms of Amendment #3, the Company has agreed to pay COBRA premiums for Mr. Uzzi in the event of termination without Cause prior to the expiration of the Term, as well as for termination without Cause or resignation for Good Reason following a Change in Control, or nonrenewal, until the earlier of the 12-month anniversary of the date of termination, or the date that Mr. Uzzi becomes employed with a new employer.

A copy of Amendment #3 is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)

10.1 Amendment #3 to Employment Agreement, dated June 29, 2009 by and between Merisel, Inc. and Donald R. Uzzi.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 30, 2009

Merisel, Inc.

By: /s/ Donald R. Uzzi
Donald R. Uzzi
Chairman, Chief Executive Officer and President